FORM 8-A
Securities and Exchange Commission
Washington, D.C. 20549
For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
GRUBB & ELLIS COMPANY
(Exact name of the Registrant as specified in its charter)

Delaware	94-1424307
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
500 West Monroe Street
Suite 2800
Chicago, Illinois 60661
(Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-133659
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Name of Each Exchange on which Each Class is to
Title of Each Class to be so Registered	be Registered
Common Stock, $0.01 par value	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1. Description of the Registrant’s Securities to be Registered
The securities to be registered hereby are the common stock of Grubb & Ellis Company (the “Company”). The description of the common stock, contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-133659), filed with the Securities and Exchange Commission on April 28, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits
The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

1	Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on November 1, 1994 (incorporated by reference to Exhibit 3.1 to the Registration Statement).

2	Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997 (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3	Bylaws of the Registrant, as amended and restated effective May 31, 2000 (incorporated by reference to Exhibit 3.7 to the Registration Statement).

Index to Exhibits

Exhibit Number	Description

1	Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on November 1, 1994 (incorporated by reference to Exhibit 3.1 to the Registration Statement).

2	Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997 (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3	Bylaws of the Registrant, as amended and restated effective May 31, 2000 (incorporated by reference to Exhibit 3.7 to the Registration Statement).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Grubb & Ellis Company

By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Date: June 28, 2006